Exhibit 10.7

Execution Copy

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of February 1, 2006 by and between Kevin Hesselbirg (“Employee”) and Open Link Financial, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Employee is currently employed by the Company;

WHEREAS, Employee and OLF Acquisition Corp., a Delaware corporation (“HoldCo”), have entered into a Major Stockholder Contribution and Exchange Agreement dated as of February 1, 2006, pursuant to which HoldCo purchased from Employee, and Employee sold to HoldCo, all of the shares of common stock of the Company, owned by the Employee prior to the Merger (as defined below) for the consideration stated therein (the “Contribution”);

WHEREAS, following the Contribution, HoldCo merged with and into the Company with the Company as the surviving corporation (the “Merger”);

WHEREAS, following the Merger, the Company has agreed to grant to Employee restricted shares of common stock of the Company (such grant, together with the Contribution, the Merger and the other transactions consummated in connection therewith, the “Transaction”); and

WHEREAS, the Company and Employee desire to continue the employment of Employee with the Company.

NOW, THEREFORE, in consideration of the Transaction and the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.                                       Employment. Subject to the provisions of Section 6, the Company hereby employs Employee and Employee accepts such employment upon the terms and conditions hereinafter set forth (the “Employment”).

2.                                       Term of Employment. Subject to the provisions of Section 6, the term of Employee’s employment pursuant to this Agreement shall commence on and as of the date hereof (the “Effective Date”) and shall terminate on the second anniversary of the Effective Date (such period, the “Term”). Notwithstanding the foregoing, the Term shall automatically extend for an additional year on the second anniversary of the Effective Date and each anniversary of the Effective Date thereafter unless either party provides written notice, within thirty (30) days of the applicable anniversary date, to the other party indicating such party’s desire to terminate the Employment.

3.                                       Duties; Extent of Service.

(a)                                       During the Employment, Employee shall serve as an employee of the Company with the title and position of Chief Operating Officer. In this capacity, Employee shall have all the authority and responsibility customarily associated with such position in a company of the size and nature of the Company. Employee shall report directly and solely to the Chief Executive Officer of the Company or any successor in interest to the Company. Employee hereby accepts such employment, agrees to serve the Company in the capacity indicated, and agrees to use Employee’s best efforts in, and devote Employee’s full working time, attention, skill and energies to, the advancement of the interests of the Company and its subsidiaries and the performance of Employee’s duties and responsibilities hereunder.

(b)                                      The foregoing, however, shall not be construed as preventing Employee from engaging in religious, charitable or other community or non-profit activities that do not impair Employee’s ability to fulfill Employee’s duties and responsibilities under this Agreement.

4.                                       Compensation.

(a)                                  During the Employment, the Company shall pay Employee a salary at the annual rate of $202,000 per annum (the “Base Salary”). Such Base Salary shall be subject to withholding under applicable law, shall be pro rated for partial years and shall be payable in biweekly installments in accordance with the Company’s usual practice as in effect from time to time.

(b)                                 During the Employment, Employee shall be eligible to participate in any bonus plan established by the Company’s Board of Directors (the “Board”) from time to time.

5.                                       Benefits.

(a)                                  During the Employment, Employee shall be entitled to participate in any and all ESOP, medical, pension, profit sharing, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits as may be in effect from time to time in the discretion of the Board. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board or any administrative or other committee provided for therein or contemplated thereby) and (ii) generally applicable policies of the Company.

(b)                                 During the Employment, Employee shall receive at least twenty days (20) paid vacation annually in accordance with the Company’s vacation policy, as in effect from time to time.

(c)                                       During Employee’s employment under this Agreement, the Company shall lease on Employee’s behalf an automobile of Employee’s choice provided that the aggregate monthly cost shall not exceed $1,000.

(d)                                      The Company shall promptly reimburse Employee for all reasonable business expenses incurred by Employee during the Employment, in accordance with the Company’s practices, as in effect from time to time.

(e)                                       Compliance with the provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company or any of its affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof, except as contemplated by Section 5(b) and 5(c).

6.                                       Termination and Termination Benefits. Notwithstanding the provisions of Section 2, the Employment shall terminate under the circumstances set forth in this Section 6.

(a)             Termination by the Company for Cause. The Employment may be terminated by the Company for Cause (as defined below) without further liability on the part of the Company effective immediately upon written notice to Employee. Only the following shall constitute “Cause” for such termination:

(i)                                     the commission of any act by Employee constituting financial dishonesty against the Company or its subsidiaries (which act would be chargeable as a crime under applicable law);

(ii)                                  Employee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would: (A) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties;

(iii)                               the willful and repeated failure by a Employee to follow the directives of the Chief Executive Officer of the Company or any of its Subsidiaries, the Board;

(iv)                              any material misconduct, material violation of the Company’s written policies, or willful and deliberate non-performance of duty by the Employee in connection with the business affairs of the Company or its Subsidiaries; or

(v)                                 Employee’s material breach of this Agreement or the Non-Disclosure Agreement (as defined below).

Notwithstanding the foregoing, there shall be no termination for Cause pursuant to Sections 6(a)(iii), (iv) or (v) without Employee first being given, not less ten (10) days written notice by the Board, a reasonable opportunity to be heard before the Board and a reasonable opportunity to cure the actions or omissions giving rise to “Cause” (to the extent such cure is reasonably possible) within a reasonable time period.

(b)                                 Termination by the Company Without Cause. Subject to the payment of Termination Benefits (as defined in Section below), the Employment may be terminated without Cause by a vote of the Board and upon written notice to Employee. It is expressly agreed and understood that if this Agreement is terminated by the Company without Cause as provided in this Section 6(b), it shall not impair or otherwise affect Employee’s Continuing Obligations (as defined below). Termination of employment upon expiration of the Term following a decision by the Company not to extend the Term of employment pursuant to the second sentence of Section 2 shall constitute a termination without Cause.

(c)                                  Termination by Employee for Good Reason. The Employment may be terminated by Employee for Good Reason (as defined below), and upon any such termination the Employee shall be entitled to the payment of Termination Benefits, provided that Employee first delivers to the Company ten (10) days prior written notice of such intended termination and provided further that the Company fails to cure any such events indicated in such notice (to the extent such cure is reasonably possible) within a reasonable time period. Only the following shall constitute “Good Reason”:

(i)                                     any reduction in the Base Salary;

(ii)                                  any failure without Employee’s express written consent to continue the Employment with the title of Chief Operating Officer of the Company or any successor in interest to the Company;

(iii)                               any material diminution in Employee’s duties or the assignment to Employee of duties that are materially inconsistent with Employee’s then current duties or title, provided that the hiring of a President shall not constitute a material diminution in Employee’s duties or the assignment to Employee of duties that are materially inconsistent with Employee’s then current duties;

(iv)                              any other material breach by the Company of any of the provisions described in this Agreement; and

(v)                                 the relocation of Employee, without Employee prior written consent, to a location 50 miles or more from the Company’s current headquarters.

(d)                                 Termination by Employee other than for Good Reason. Employee’s employment under this Agreement may be terminated by Employee other than for Good Reason by written notice to the Board at least thirty (30) days prior to such termination. Termination of employment upon expiration of the Term following a decision by Employee not to extend the Term of employment pursuant to the second sentence of Section 2 shall constitute a termination other than for Good Reason.

(e)                                  Certain Termination Benefits. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to Employee under this Agreement shall terminate on the date of termination of the Employment. Notwithstanding the foregoing, in the event of a termination of the Employment without Cause pursuant to Section 6(b), or in the event of a termination of the Employment with the Company for Good Reason pursuant to Section 6(c), the Company shall provide to Employee the following termination benefits (“Termination  Benefits”):

(i)                                     continuation of salary at a rate equal to one hundred percent (100%) of Employee’s Base Salary as in effect on the date of termination for a period of twelve (12) months from the date of termination (the “Termination Benefits Period”) (payment shall be subject to withholding under applicable law and shall be made in periodic installments in accordance with the Company’s usual practice as in effect from time to time);

(ii)                                  payment of a bonus equal to 75% of the aggregate amount of any bonus paid by the Company to Employee in respect of the last completed fiscal year prior to such termination (payment shall be subject to withholding under applicable law and shall be made in twelve (12) equal installments on the dates of the periodic installment payments set forth in Section 6(e)(i));

(iii)                               payment of bonus under any bonus plan established by the Board with respect to the fiscal year in which such termination occurs equal to the bonus that would have been paid had such termination of Employment not occurred, pro-rated to reflect the number of days between the beginning of the relevant fiscal year and the date of such termination (payment shall be subject to withholding under applicable law and shall be made at the time when the Company pays bonuses to its other executive officers with respect to the applicable fiscal year) and

(iv)                              continuation of group health plan benefits during the Termination Benefits Period, to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and Employee as in effect on the date of termination.

The Termination Benefits set forth in (i)-(iii) above shall continue so long as Employee is in compliance with Employee’s Continuing Obligations under this Agreement. The continuation of benefits provided under Section 6(e)(iv) shall cease effective as of the date of commencement of any employment or self-employment in which comparable benefits are available to the Employee as a result of such employment or self-employment. The Company’s liability for Termination Benefits pursuant to Section 6(e)(i) and (ii) shall be reduced by the amount of any severance pay due or otherwise paid to Employee pursuant to any severance pay plan or stay bonus plan of the Company. Notwithstanding the foregoing, nothing in this Section 6(e) shall be construed to affect Employee’s right to receive COBRA continuation entirely at Employee’s own cost to the extent that Employee may continue to be entitled to COBRA continuation after Employee’s right to cost sharing under Section 6(e)(iv) ceases. The Company and Employee agree that the Termination Benefits paid by the Company to Employee under this Section 6(e) shall be in full satisfaction, compromise and release of any claims arising out of any termination of Employee’s employment without Cause pursuant to Section 6(b), or a termination of Employee’s employment with the Company for Good Reason pursuant to Section 6(c), and that the payment of the Termination Benefits shall be contingent upon Employee’s delivery of a general release of any and all claims (other than those arising under this Agreement) upon termination of employment in a customary form reasonably satisfactory to the Company, it being understood that no Termination Benefits shall be provided unless and until Employee executes and delivers such release.

(f)                                    Disability. If Employee shall be disabled so as to be unable to perform the essential functions of Employee’s then existing position or positions under this Agreement with or without reasonable accommodation (“Disability”), the Board may remove Employee from any responsibilities and/or reassign Employee to another position with the Company for a period of six (6) months or during the period of such Disability. Such removal and/or reassignment shall not give the Employee a right to terminate his employment for Good Reason. Notwithstanding any such removal or reassignment as a result of the Employee’s Disability, Employee shall continue to receive Employee’s full Base Salary (less any disability pay or sick pay benefits to which Employee may be entitled under the Company’s policies) and benefits under Section 4 of this Agreement (except to the extent that Employee may be ineligible for one or more such benefits under applicable plan terms) for any period of.up to six (6) months. Employee’s employment may be terminated by the Company at any time after six (6) months of Disability. In the event of such termination, the Company shall have no further obligations except to pay Employee’s accrued Base Salary and benefits as contemplated by this Section 6(f) through the date of such termination. If any question shall arise as to whether during any period Employee is disabled so as to be unable to perform the essential functions of Employee’s then existing position or positions with or without reasonable accommodation, Employee may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom Employee or Employee’s guardian has no reasonable objection as to whether Employee is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue. Employee shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and Employee shall fail to submit such certification, the Company’s determination of such issue shall be binding on Employee. Nothing in this Section 6(f) shall be construed to waive Employee’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.

(g)                                 Death. Employee’s employment and all obligations of the Company and Employee hereunder shall terminate in the event of the death of Employee, other than any obligation to pay earned but unpaid Base Salary or any other earned but unpaid compensation pursuant to this Agreement.

(h)                                 Continuing Obligations. Notwithstanding termination of this Agreement as provided in this Section 6 (other than Section 6(g)) or any other termination of Employee’s employment with the Company, Employee’s obligations under Sections 7 and 8 hereof (the “Continuing Obligations”) shall survive any termination of Employee’s employment with the Company at any time and for any reason.

7.                                       Non-Competition and Non-Solicitation. In consideration of the Employee’s employment hereunder and the benefits derived by the Employee as a result of the Transaction, Employee agrees to the following:

(a)                                  Employee hereby agrees that during the period commencing on the date hereof and ending on the date that is one year following the date of the termination of Employee’s employment with the Company for any reason regardless of the circumstances thereof (the “Noncompetition Period”), Employee will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States or in any foreign country in which the Company has conducted business, is conducting business or is presently contemplating conducting business, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, executive, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any subsidiary or affiliate of the Company), including any such business, organization or person involving, or which is, a family member of Employee, whose business, activities, products or services are competitive with any of the business, activities, products or services conducted or offered or proposed to be conducted or offered by the Company or its subsidiaries during any period in which Employee is employed by the Company or any of its subsidiaries.

Without implied limitation, the foregoing covenant shall be deemed to prohibit (other than through a general solicitation not targeted at the Company or its Subsidiaries) (a) hiring or engaging or attempting to hire or engage for or on behalf of Employee or any such competitor any employee of the Company or any of its direct and/or indirect subsidiaries and affiliates, or any former employee of the Company and any of its direct and/or indirect subsidiaries and affiliates who was employed during the six (6) month period immediately preceding the date of such attempt to hire or engage, (b) encouraging for or on behalf of Employee or any such competitor any such employee to terminate his or her relationship or employment with the Company or any of its direct or indirect subsidiaries and affiliates, (c) recruiting or soliciting for or on behalf of Employee or any such competitor any customer of the Company or any of its direct or indirect subsidiaries and affiliates, or any former customer of the Company or any of its direct or indirect subsidiaries and affiliates who was a customer during the six (6) month period immediately preceding the date of such solicitation and (d) diverting to any person (as hereinafter defined) any customer or business opportunity of the Company or any of any of its direct or indirect subsidiaries and affiliates.

Notwithstanding anything herein to the contrary, Employee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than five percent (5%) of the equity of such enterprise.

Employee agrees that if a court of competent jurisdiction determines that any restriction, or portion thereof, set forth in this Section 7 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 7 shall remain in full force and effect. Employee further agrees that if a court of competent jurisdiction determines that any provision of this Section 7 is unenforceable, the remaining provisions of this Section 7 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

Employee acknowledges that the restrictions contained in this paragraph in view of the nature of the Company’s business, are reasonable and necessary to protect the Company’s legitimate business interests and that any violation of this paragraph would result in irreparable injury to the Company, and that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. In the event of a breach or a threatened breach by Employee of any provision in this paragraph, the Company shall be entitled to a temporary restraining order and injunctive relief restraining Employee from the commission of any breach, and to recover the Company’s attorneys’ fees, costs and expenses related to the breach or threatened breach. Nothing contained in this paragraph shall be construed as prohibiting the Company from pursuing any other remedies available to it for any breach or threatened breach, including, without limitation, the recovery of money damages, attorneys’ fees and costs. The restrictions in this paragraph shall each be construed as independent of any other provisions in this Agreement, and the existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement.

If Employee violates any of the restrictions contained in this Section, the restrictive period will be suspended and will not run in favor of Employee from the time of the commencement of any violation until the time when Employee cures the violation to the Company’s reasonable satisfaction.

(b)                                 During and after Employee’s employment, Employee shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Employee was employed by the Company. Employee’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Employment, Employee also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by the Company. The Company shall reimburse Employee for any reasonable fees and reasonable out-of-pocket expenses incurred in connection with Employee’s performance of obligations pursuant to this Section 7(b).

(c)                                  Employee agrees, while he is employed by the Company, to offer or otherwise make known or available to it, as directed by the Board of the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that Employee may discover, find, develop or otherwise have available to Employee in the Company’s general industry and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company.

8.                                       Employee Agreement Regarding Non-Disclosure and Development. As a condition of the Company entering into this agreement and as a condition of the Employment, Employee shall execute, prior to the execution hereof by the Company, the Non-Disclosure Agreement attached hereto as Exhibit A (the “Non-Disclosure  Agreement”). The obligations of the Employee under the Non-Disclosure Agreement shall survive any termination of the Employment at any time and for any reason.

9.                                       Parties in Interest; Certain Remedies. It is specifically understood and agreed that this Agreement is intended to confer a benefit, directly or indirectly, on the Company and its direct and indirect subsidiaries and affiliates, and that any breach of the provisions of this Agreement by Employee or any of Employee’s affiliates will result in irreparable injury to the Company and its subsidiaries and affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company or its subsidiaries and affiliates shall be entitled to enforce the specific performance of this Agreement by Employee through both temporary and permanent injunctive relief without the necessity of posting a bond or proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies.

10.           Dispute Resolution.

(a)                                       All disputes, claims, or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby, or the rights and obligations of the parties hereunder or thereunder, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before Judicial Arbitration and Mediation Services, Inc. (“JAMS”). The arbitration shall be held, in New York, New York before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by JAMS unless specifically modified herein.

(b)                                      The parties covenant and agree that the arbitration shall commence within one hundred eighty (180) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six (6) months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

(c)                                       The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided below, (i) bear their own attorneys’ fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by JAMS. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. This Section 10(c)

applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the purpose of avoiding immediate and irreparable harm or to enforce the provisions of Section 9.

(d)                                 Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of JAMS to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof, or the transactions contemplated hereby and thereby, or the rights and obligations of the parties hereunder or thereunder, and further consents to the sole and exclusive jurisdiction of the courts of the State of New York for the purposes of enforcing the arbitration provisions of this Section 10. Each party further irrevocably waives any objection to proceeding before JAMS based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before JAMS has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

11.                           Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

To the Company:	Open Link Financial, Inc. 1502 Reckson Plaza 15th Floor – West Tower Uniondale, NY Facsimile: (516) 227-1799
To Employee:	Kevin Hesselbirg 15 Heather Drive Kings Park, New York 11576 Telecopy No.: (516) 394-1193

or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery or mailing.

12.                                 Indemnification. The Company shall indemnify the Employee for any and all damages, liabilities, losses, claims, judgments, taxes, fines, penalties, reasonable costs and expenses (including reasonable fees of counsel) whether or not arising out of third party claims and including all reasonable amounts paid in investigation, defense or settlement of the foregoing (collectively, “Losses”) that may be sustained or suffered by Employee based upon or arising out of any lease or other agreement of any kind entered into by Employee for the benefit of the Company. The Company shall promptly reimburse Employee for any Losses as they are incurred by Employee.

13.                                 Scope of Agreement. The parties acknowledge that the time, scope, geographic area and other provisions of Section 7 and the Non-Disclosure Agreement referred to in Section 8 have been specifically negotiated by sophisticated parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated hereby, and are given as an integral and essential part of the transactions contemplated hereby. Employee has independently consulted with counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the business to be conducted by Company and its subsidiaries and affiliates, and represents that the Agreement is intended to be, and shall be, fully enforceable and effective in accordance with its terms.

14.                                 Severability. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which Employee may have against the Company or any of its subsidiaries or affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement.

15.                                 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement. Each party may rely upon the execution of this Agreement by the other party via the facsimile signature as if such facsimile signature were an original signature.

16.                                 Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of New York, without consideration of its choice of law provisions, and shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon and assignable to, successors of the Company by way of merger, consolidation or sale and may not be assigned by Employee. This Agreement supersedes and terminates all prior understandings and agreements between the parties (or their predecessors) relating to the subject matter hereof. For purposes of this Agreement, the term “person” means an individual, corporation, partnership, association, trust or any unincorporated organization; a “subsidiary” means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person; and an “affiliate” of a person shall mean, with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.

COMPANY:

OPEN LINK FINANCIAL, INC.

By:	/s/ Coleman Fung
Name: Coleman Fung
Title: CEO

EMPLOYEE:

/s/ Kevin Hesselbirg
Kevin Hesselbirg

[Signature Page to Hesselbirg Employment Agreement]

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of January 1, 2008 by and between Kevin Hesselbirg (“Employee”) and Open Link Financial, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Employee is currently employed by the Company;

WHEREAS, the Company and Employee desire to continue the employment of Employee with the Company.

NOW, THEREFORE, in consideration of the Transaction and the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.             Employment.  Subject to the provisions of Section 6, the Company hereby employs Employee and Employee accepts such employment upon the terms and conditions hereinafter set forth (the “Employment”).

2.             Term of Employment.  Subject to the provisions of Section 6, the term of Employee’s employment pursuant to this Agreement shall commence on and as of the date hereof (the “Effective Date”) and shall terminate on the second anniversary of the Effective Date (such period, the “Term”).  Notwithstanding the foregoing, the Term shall automatically extend for an additional year on the second anniversary of the Effective Date and each anniversary of the Effective Date thereafter unless either party provides written notice, within thirty (30) days of the applicable anniversary date, to the other party indicating such party’s desire to terminate the Employment.

3.             Duties; Extent of Service.

(a)           During the Employment, Employee shall serve as an employee of the Company with the title and position of Chief Executive Officer.  In this capacity, Employee shall have all the authority and responsibility customarily associated with such position in a company of the size and nature of the Company.  Employee shall report directly and solely to the Board of Directors of the Company or any successor in interest to the Company.  Employee hereby accepts such employment, agrees to serve the Company in the capacity indicated, and agrees to use Employee’s best efforts in, and devote Employee’s full working time, attention, skill and energies to, the advancement of the interests of the Company and its subsidiaries and the performance of Employee’s duties and responsibilities hereunder.

(b)           The foregoing, however, shall not be construed as preventing Employee from engaging in religious, charitable or other community or non-profit activities that do not impair Employee’s ability to fulfill Employee’s duties and responsibilities under this Agreement.

4.             Compensation.

                (a)           During the Employment, the Company shall pay Employee a salary at the annual rate of $350,000 per annum (the “Base Salary”).  Such Base Salary shall be subject to withholding under applicable law, shall be pro rated for partial years and shall be payable in semi-monthly installments in accordance with the Company’s usual practice as in effect from time to time.

(b)           During the Employment, Employee shall be eligible to participate in any bonus plan established by the Company’s Board of Directors (the “Board”) from time to time, until such time as a formal plan is established, Employee’s Bonus determination shall be in accordance with past practices.

5.             Benefits.

                (a)           During the Employment, Employee shall be entitled to participate in any and all ESOP, medical, pension, profit sharing, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits as may be in effect from time to time in the discretion of the Board.  Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board or any administrative or other committee provided for therein or contemplated thereby) and (ii) generally applicable policies of the Company.

                (b)           During the Employment, Employee shall receive at least twenty days (20) paid vacation annually in accordance with the Company’s vacation policy, as in effect from time to time.

                (c)           During Employee’s employment under this Agreement, the Company shall lease on Employee’s behalf an automobile of Employee’s choice provided that the aggregate monthly cost shall not exceed $1,000.

                (d)           The Company shall promptly reimburse Employee for all reasonable business expenses incurred by Employee during the Employment, in accordance with the Company’s practices, as in effect from time to time.

                (e)           Compliance with the provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company or any of its affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or

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arrangement at any time after the date hereof, except as contemplated by Section 5(b) and 5(c).

6.             Termination and Termination Benefits.  Notwithstanding the provisions of Section 2, the Employment shall terminate under the circumstances set forth in this Section 6.

                (a)           Termination by the Company for Cause.  The Employment may be terminated by the Company for Cause (as defined below) without further liability on the part of the Company effective immediately upon written notice to Employee.  Only the following shall constitute “Cause” for such termination:

(i)            the commission of any act by Employee constituting financial dishonesty against the Company or its subsidiaries (which act would be chargeable as a crime under applicable law);

(ii)           Employee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which would:  (A) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties;

(iii)          the willful and repeated failure by a Employee to follow the directives of the Board;

(iv)          any material misconduct, material violation of the Company’s written policies, or willful and deliberate non-performance of duty by the Employee in connection with the business affairs of the Company or its Subsidiaries; or

(v)           Employee’s material breach of this Agreement or the Confidentiality and Ownership of Work Product Acknowledgement (as defined below).

Notwithstanding the foregoing, there shall be no termination for Cause pursuant to Sections 6(a)(iii), (iv) or (v) without Employee first being given, not less ten (10) days written notice by the Board, a reasonable opportunity to be heard before the Board and a reasonable opportunity to cure the actions or omissions giving rise to “Cause” (to the extent such cure is reasonably possible) within a reasonable time period.

                (b)           Termination by the Company Without Cause.  Subject to the payment of Termination Benefits (as defined in Section below), the Employment may be

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terminated without Cause by a vote of the Board and upon written notice to Employee.  It is expressly agreed and understood that if this Agreement is terminated by the Company without Cause as provided in this Section 6(b), it shall not impair or otherwise affect Employee’s Continuing Obligations (as defined below).  Termination of employment upon expiration of the Term following a decision by the Company not to extend the Term of employment pursuant to the second sentence of Section 2 shall constitute a termination without Cause.

(c)           Termination by Employee for Good Reason.  The Employment may be terminated by Employee for Good Reason (as defined below), and upon any such termination the Employee shall be entitled to the payment of Termination Benefits, provided that Employee first delivers to the Company ten (10) days prior written notice of such intended termination and provided further that the Company fails to cure any such events indicated in such notice (to the extent such cure is reasonably possible) within a reasonable time period.  Only the following shall constitute “Good Reason”:

                (i)            any reduction in the Base Salary;

                (ii)           any failure without Employee’s express written consent to continue the Employment with the title of Chief Executive Officer of the Company or any successor in interest to the Company;

                (iii)          any material diminution in Employee’s duties or the assignment to Employee of duties that are materially inconsistent with Employee’s then current duties or title,

                (iv)          any other material breach by the Company of any of the provisions described in this Agreement; and

                (v)           the relocation of Employee, without Employee prior written consent, to a location 50 miles or more from the Company’s current headquarters.

                (d)           Termination by Employee other than for Good Reason.  Employee’s employment under this Agreement may be terminated by Employee other than for Good Reason by written notice to the Board at least thirty (30) days prior to such termination.  Termination of employment upon expiration of the Term following a decision by Employee not to extend the Term of employment pursuant to the second sentence of Section 2 shall constitute a termination other than for Good Reason.

                (e)           Certain Termination Benefits.  Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to Employee under this Agreement shall terminate on the date of termination of the Employment.  Notwithstanding the foregoing, in the event of a termination of the Employment without Cause pursuant to Section 6(b), or in the event of a termination of

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the Employment with the Company for Good Reason pursuant to Section 6(c), the Company shall provide to Employee the following termination benefits (“Termination Benefits”):

                (i)            continuation of salary at a rate equal to one hundred percent (100%) of Employee’s Base Salary as in effect on the date of termination for a period of twelve (12) months from the date of termination (the “Termination Benefits Period”) (payment shall be subject to withholding under applicable law and shall be made in periodic installments in accordance with the Company’s usual practice as in effect from time to time);

                (ii)           payment of a bonus equal to 75% of the aggregate amount of any bonus paid by the Company to Employee in respect of the last completed fiscal year prior to such termination (payment shall be subject to withholding under applicable law and shall be made in twelve (12) equal installments on the dates of the periodic installment payments set forth in Section 6(e)(i));

                (iii)          payment of bonus under any bonus plan established by the Board with respect to the fiscal year in which such termination occurs equal to the bonus that would have been paid had such termination of Employment not occurred, pro-rated to reflect the number of days between the beginning of the relevant fiscal year and the date of such  termination (payment shall be subject to withholding under applicable law and shall be made at the time when the Company pays bonuses to its other executive officers with respect to the applicable fiscal year) and

                (iv)          continuation of group health plan benefits during the Termination Benefits Period, to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and Employee as in effect on the date of termination.

The Termination Benefits set forth in (i)-(iii) above shall continue so long as Employee is in compliance with Employee’s Continuing Obligations under this Agreement.  If the Company wrongfully ceases paying Termination Benefits, the Company shall pay Employees reasonable counsel fees and cost incurred in restoring such payments.  The continuation of benefits provided under Section 6(e)(iv) shall cease effective as of the date of commencement of any employment or self-employment in which comparable benefits are available to the Employee as a result of such employment or self-employment.  The Company’s liability for Termination Benefits pursuant to Section 6(e)(i) and (ii) shall be reduced by the amount of any severance pay due or otherwise paid to Employee pursuant to any severance pay plan or stay bonus plan of the Company.  Notwithstanding the

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foregoing, nothing in this Section 6(e) shall be construed to affect Employee’s right to receive COBRA continuation entirely at Employee’s own cost to the extent that Employee may continue to be entitled to COBRA continuation after Employee’s right to cost sharing under Section 6(e)(iv) ceases.  The Company and Employee agree that the Termination Benefits paid by the Company to Employee under this Section 6(e) shall be in full satisfaction, compromise and release of any claims arising out of any termination of Employee’s employment without Cause pursuant to Section 6(b), or a termination of Employee’s employment with the Company for Good Reason pursuant to Section 6(c), and that the payment of the Termination Benefits shall be contingent upon Employee’s delivery of a general release of any and all claims (other than those arising under this Agreement) upon termination of employment in a customary form reasonably satisfactory to the Company, it being understood that no Termination Benefits shall be provided unless and until Employee executes and delivers such release, except that the release shall not require a waiver of Employee’s claim to any equity interest in the Company or of any vested benefits.

                (f)            Disability.  If Employee shall be disabled so as to be unable to perform the essential functions of Employee’s then existing position or positions under this Agreement with or without reasonable accommodation (“Disability”), the Board may remove Employee from any responsibilities and/or reassign Employee to another position with the Company for a period of six (6) months or during the period of such Disability.  Such removal and/or reassignment shall not give the Employee a right to terminate his employment for Good Reason.  Notwithstanding any such removal or reassignment as a result of the Employee’s Disability, Employee shall continue to receive Employee’s full Base Salary (less any disability pay or sick pay benefits to which Employee may be entitled under the Company’s policies) and benefits under Section 4 of this Agreement (except to the extent that Employee may be ineligible for one or more such benefits under applicable plan terms) for any period of.up to six (6) months.  Employee’s employment may be terminated by the Company at any time after six (6) months of Disability.  In the event of such termination, the Company shall have no further obligations except to pay Employee’s accrued Base Salary and benefits as contemplated by this Section 6(f) through the date of such termination.  If any question shall arise as to whether during any period Employee is disabled so as to be unable to perform the essential functions of Employee’s then existing position or positions with or without reasonable accommodation, Employee may, and at the request of the Company shall, submit to the Company a certification in reasonable detail by a physician selected by the Company to whom Employee or Employee’s guardian has no reasonable objection as to whether Employee is so disabled or how long such disability is expected to continue, and such certification shall for the purposes of this Agreement be conclusive of the issue.  Employee shall cooperate with any reasonable request of the physician in connection with such certification.  If such question shall arise and Employee shall fail to submit such certification, the Company’s determination of such issue shall be binding on Employee.  Nothing in this Section 6(f) shall be construed to waive Employee’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.

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                (g)           Death.  Employee’s employment and all obligations of the Company and Employee hereunder shall terminate in the event of the death of Employee, other than any obligation to pay earned but unpaid Base Salary or any other earned but unpaid compensation pursuant to this Agreement.

                (h)           Continuing Obligations.  Notwithstanding termination of this Agreement as provided in this Section 6 (other than Section 6(g)) or any other termination of Employee’s employment with the Company, Employee’s obligations under Sections 7 and 8 hereof  (the “Continuing Obligations”) shall survive any termination of Employee’s employment with the Company at any time and for any reason.

7.             Non-Competition and Non-Solicitation.  In consideration of the Employee’s employment hereunder and the benefits derived by the Employee as a result of the Transaction, Employee agrees to the following:

              (a)           Employee hereby agrees that during the period commencing on the date hereof and ending on the date that is one year following the date of the termination of Employee’s employment with the Company for any reason regardless of the circumstances thereof (the “Noncompetition Period”), Employee will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States or in any foreign country in which the Company has conducted business, is conducting business or is presently contemplating conducting business, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, executive, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any subsidiary or affiliate of the Company), including any such business, organization or person involving, or which is, a family member of Employee, whose business, activities, products or services are competitive with any of the business, activities, products or services conducted or offered or proposed to be conducted or offered by the Company or its subsidiaries during any period in which Employee is employed by the Company or any of its subsidiaries.  Without implied limitation, the foregoing covenant shall be deemed to prohibit (other than through a general solicitation not targeted at the Company or its Subsidiaries) (a) hiring or engaging or attempting to hire or engage for or on behalf of Employee or any such competitor any employee of the Company or any of its direct and/or indirect subsidiaries and affiliates, or any former employee of the Company and any of its direct and/or indirect subsidiaries and affiliates who was employed during the six (6) month period immediately preceding the date of such attempt to hire or engage, (b) encouraging for or on behalf of Employee or any such competitor any such employee to terminate his or her relationship or employment with the Company or any of its direct or indirect subsidiaries and affiliates, (c) recruiting or soliciting for or on behalf of Employee or any such competitor any customer of the Company or any of its direct or indirect subsidiaries and affiliates, or any former customer of the Company or any of its direct or indirect subsidiaries and affiliates who was a customer during the six (6) month period immediately preceding the date of such

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solicitation and (d) diverting to any person (as hereinafter defined) any customer or business opportunity of the Company or any of any of its direct or indirect subsidiaries and affiliates.

                Notwithstanding anything herein to the contrary, Employee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than five percent (5%) of the equity of such enterprise.

                Employee agrees that if a court of competent jurisdiction determines that any restriction, or portion thereof, set forth in this Section 7 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 7 shall remain in full force and effect. Employee further agrees that if a court of competent jurisdiction determines that any provision of this Section 7 is unenforceable, the remaining provisions of this Section 7 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

Employee acknowledges that the restrictions contained in this paragraph in view of the nature of the Company’s business, are reasonable and necessary to protect the Company’s legitimate business interests and that any violation of this paragraph would result in irreparable injury to the Company, and that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants.   In the event of a breach or a threatened breach by Employee of any provision in this paragraph, the Company shall be entitled to a temporary restraining order and injunctive relief restraining Employee from the commission of any breach, and to recover the Company’s attorneys’ fees, costs and expenses related to the breach or threatened breach.  Nothing contained in this paragraph shall be construed as prohibiting the Company from pursuing any other remedies available to it for any breach or threatened breach, including, without limitation, the recovery of money damages, attorneys’ fees and costs.  The restrictions in this paragraph shall each be construed as independent of any other provisions in this Agreement, and the existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement.

                If Employee violates any of the restrictions contained in this Section, the restrictive period will be suspended and will not run in favor of Employee from the time of the commencement of any violation until the time when Employee cures the violation to the Company’s reasonable satisfaction.

                (b)           During and after Employee’s employment, Employee shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Employee was

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employed by the Company.  Employee’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times.  During and after the Employment, Employee also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by the Company.  The Company shall reimburse Employee for any reasonable fees and reasonable out-of-pocket expenses incurred in connection with Employee’s performance of obligations pursuant to this Section 7(b).

                                (c)           Employee agrees, while he is employed by the Company, to offer or otherwise make known or available to it, as directed by the Board of the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that Employee may discover, find, develop or otherwise have available to Employee in the Company’s general industry and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Company.

8.             Employee Agreement Regarding Non-Disclosure and Development.  As a condition of the Company entering into this agreement and as a condition of the Employment, Employee shall execute, prior to the execution hereof by the Company, the Confidentiality and Ownerhsip of Work Product Acknowledgement attached hereto as Exhibit A (the “Non-Disclosure Agreement”).  The obligations of the Employee under the Non-Disclosure Agreement shall survive any termination of the Employment at any time and for any reason.

9.             Parties in Interest; Certain Remedies.  It is specifically understood and agreed that this Agreement is intended to confer a benefit, directly or indirectly, on the Company and its direct and indirect subsidiaries and affiliates, and that any breach of the provisions of this Agreement by Employee or any of Employee’s affiliates will result in irreparable injury to the Company and its subsidiaries and affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company or its subsidiaries and affiliates shall be entitled to enforce the specific performance of this Agreement by Employee through both temporary and permanent injunctive relief without the necessity of posting a bond or proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies.

10.           Dispute Resolution.

                (a)           All disputes, claims, or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby, or the rights and obligations of the parties hereunder or

9

thereunder, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before Judicial Arbitration and Mediation Services, Inc. (“JAMS”).  The arbitration shall be held in New York, New York before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by JAMS unless specifically modified herein.

                (b)           The parties covenant and agree that the arbitration shall commence within one hundred eighty (180) days of the date on which a written demand for arbitration is filed by any party hereto.  In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses.  In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party.  However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission.  In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert.  The arbitrator’s decision and award shall be made and delivered within six (6) months of the selection of the arbitrator.  The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability.  The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

                (c)           The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided below, (i) bear their own attorneys’ fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by JAMS.  The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding.  Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award.  This Section 10(c) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the purpose of avoiding immediate and irreparable harm or to enforce the provisions of Section 9.

                (d)           Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of JAMS to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof, or the transactions contemplated hereby and thereby, or the rights and obligations of the parties hereunder or thereunder, and further consents to the sole and exclusive jurisdiction of the courts of the State of New York for the purposes of enforcing the arbitration

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provisions of this Section 10.  Each party further irrevocably waives any objection to proceeding before JAMS based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before JAMS has been brought in an inconvenient forum.  Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given.  Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

                11.           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

To the Company:	Open Link Financial, Inc.
1502 Reckson Plaza
15th Floor — West Tower
Uniondale, NY
Facsimile: (516) 227-1799

To Employee:	Kevin Hesselbirg
15 Heather Drive
Kings Park, New York 11576
Telecopy No.: (516) 394-1193

or to such other address of which any party may notify the other parties as provided above.  Notices shall be effective as of the date of such delivery or mailing.

12.           Indemnification.  The Company shall indemnify the Employee for any and all damages, liabilities, losses, claims, judgments, taxes, fines, penalties, reasonable costs and expenses (including reasonable fees of counsel) whether or not arising out of third party claims and including all reasonable amounts paid in investigation, defense or settlement of the foregoing (collectively, “Losses”) that may be sustained or suffered by Employee based upon or arising out of any lease or other agreement of any kind entered into by Employee for the benefit of the Company or upon any conduct or omission by Employee within the scope of his job duties.  The Company shall promptly reimburse Employee for any Losses as they are incurred by Employee.

13.           Scope of Agreement.  The parties acknowledge that the time, scope, geographic area and other provisions of Section 7 and the Non-Disclosure Agreement referred to in Section 8 have been specifically negotiated by sophisticated parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated hereby, and are given as an integral and essential part of the transactions contemplated hereby.  Employee has independently consulted with counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the business to be conducted by Company and its

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subsidiaries and affiliates, and represents that the Agreement is intended to be, and shall be, fully enforceable and effective in accordance with its terms.

14.           Severability.  In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.  The existence of any claim or cause of action which Employee may have against the Company or any of its subsidiaries or affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement.

15.           Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.  Each party may rely upon the execution of this Agreement by the other party via the facsimile signature as if such facsimile signature were an original signature.

16.           Miscellaneous.  This Agreement shall be governed by and construed under the laws of the State of New York, without consideration of its choice of law provisions, and shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by both of the parties hereto.  The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder.  This Agreement shall inure to the benefit of, and be binding upon and assignable to, successors of the Company by way of merger, consolidation or sale and may not be assigned by Employee.  This Agreement supersedes and terminates all prior understandings and agreements between the parties (or their predecessors) relating to the subject matter hereof.  For purposes of this Agreement, the term “person” means an individual, corporation, partnership, association, trust or any unincorporated organization; a “subsidiary” means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person; and an “affiliate” of a person shall mean, with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.

COMPANY:

OPEN LINK FINANCIAL, INC.

By:	/s/ Coleman Fung
Name: Coleman Fung
Title: Executive Chairman

EMPLOYEE:

/s/ Kevin Hesselbirg
Kevin Hesselbirg

[Signature Page to Hesselbirg Employment Agreement]